Recording requested by, and
when recorded return to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

ATTN:  F. Robert Wheeler, Jr., Esq.


OPEN-END MORTGAGE,
ASSIGNMENT OF RENTS AND LEASES
AND SECURITY AGREEMENT


from


KOPPEL STEEL CORPORATION, Mortgagor


to


THE HUNTINGTON NATIONAL BANK,
as Trustee and Collateral Agent, Mortgagee


DATED AS OF JULY 28, 1995




THIS MORTGAGE SECURES FUTURE ADVANCES

(All notices to be given to Mortgagee pursuant to 42
PA.C.S.A. section 8143 shall be given as set forth in Section 24 of this Mortgage.)


TABLE OF CONTENTS

Background . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Granting Clauses . . . . . . . . . . . . . . . . . . . . . . .  2

1.   Warranty of Title . . . . . . . . . . . . . . . . . . . .  7

2.   Payment and Performance of Obligations. . . . . . . . . .  7

3.   Requirements. . . . . . . . . . . . . . . . . . . . . . .  7

4.   Payment of Taxes and Other Impositions. . . . . . . . . .  8

5.   Insurance . . . . . . . . . . . . . . . . . . . . . . . .  9

6.   Restrictions on Liens, Encumbrances and
     Sales . . . . . . . . . . . . . . . . . . . . . . . . . . 14

7.   Relationship of Mortgagee and Mortgagor . . . . . . . . . 14

8.   Maintenance; No Alteration; Inspection;
     Utilities . . . . . . . . . . . . . . . . . . . . . . . . 14

9.   Condemnation/Eminent Domain . . . . . . . . . . . . . . . 15

10.  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . 15

11.  Further Assurances/Estoppel Certificates. . . . . . . . . 17

12.  Mortgagee's Right to Perform. . . . . . . . . . . . . . . 18

13.  Hazardous Material. . . . . . . . . . . . . . . . . . . . 18

14.  Asbestos. . . . . . . . . . . . . . . . . . . . . . . . . 19

15.  Event of Default. . . . . . . . . . . . . . . . . . . . . 20

16.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 20

17.  Right of Mortgagee to Credit Sale . . . . . . . . . . . . 23

18.  Appointment of Receiver . . . . . . . . . . . . . . . . . 23

19.  Extension, Release, etc.. . . . . . . . . . . . . . . . . 24

20.  Assignment of Rents . . . . . . . . . . . . . . . . . . . 24

21.  Trust Funds . . . . . . . . . . . . . . . . . . . . . . . 25

22.  Additional Rights . . . . . . . . . . . . . . . . . . . . 25

23.  Changes in Method of Taxation . . . . . . . . . . . . . . 26

24.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 26

25.  No Oral Modification. . . . . . . . . . . . . . . . . . . 26

26.  Partial Invalidity. . . . . . . . . . . . . . . . . . . . 26

27.  Waiver of Right of Redemption and Other
     Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 26

28.  Remedies Not Exclusive. . . . . . . . . . . . . . . . . . 27

29.  Multiple Security . . . . . . . . . . . . . . . . . . . . 28

30.  Expenses; Indemnification . . . . . . . . . . . . . . . . 29

31.  Successors and Assigns. . . . . . . . . . . . . . . . . . 30

32.  No Waivers, etc.. . . . . . . . . . . . . . . . . . . . . 31

33.  Governing Law, etc. . . . . . . . . . . . . . . . . . . . 31

34.  Waiver of Trial by Jury . . . . . . . . . . . . . . . . . 31

35.  Certain Definitions . . . . . . . . . . . . . . . . . . . 32

36.  Security Agreement under Uniform Commercial
     Code. . . . . . . . . . . . . . . . . . . . . . . . . . . 32

37.  Release Upon Payment and Discharge of
     Mortgagor's Obligations . . . . . . . . . . . . . . . . . 33

38.  Industrial Plant Mortgage . . . . . . . . . . . . . . . . 34

39.  Open-End Mortgage . . . . . . . . . . . . . . . . . . . . 34

40.  Consistency with Other Documents. . . . . . . . . . . . . 34


SCHEDULES

Schedule A - Description of Real Property

Schedule B - Description of Excluded Property

        OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND LEASES
              AND SECURITY AGREEMENT


THIS MORTGAGE SECURES FUTURE ADVANCES

(All notices to be given to Mortgagee pursuant to 42
PA.C.S.A. section 8143 shall be given as set forth in Section
24 of this Mortgage.)


          THIS OPEN-END MORTGAGE, ASSIGNMENT OF RENTS
AND LEASES AND SECURITY AGREEMENT, dated as of July 28,
1995 is made by KOPPEL STEEL CORPORATION, a Pennsylvania corporation ("Mortgagor"), whose address is Sixth Avenue and Mount, P.O. Box 750, Beaver Falls,
Pennsylvania 15010, to THE HUNTINGTON NATIONAL BANK, as
Trustee (in such capacity, the "Trustee") under the Indenture referred to below, as collateral agent
("Mortgagee"), whose mailing address is 540 Madison
Avenue, Covington, Kentucky 41011.  References to this
"Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                           Background

          A.   Mortgagor is the owner of the parcel(s)
of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

          B.   Mortgagor is a wholly owned subsidiary
of NS Group, Inc., a Kentucky corporation (the
"Company") and is a Recourse Subsidiary (as defined in the Indenture referred to below).

          C. The Company and Mortgagee are parties to that Indenture dated as of July 28, 1995 (as the same may be amended, modified or otherwise supplemented from time to time, the "Indenture"; capitalized terms not defined herein shall have the meanings ascribed thereto in the Indenture) for the benefit of Holders of 13.5%
Senior Secured Notes due 2003 in the aggregate principal amount of $125,000,000.00 (the "Securities") issued by the Company.

          D.   It is a condition precedent to the
purchase of the Securities from the Company that the Mortgagor shall have (i) executed and delivered that certain Guaranty of even date herewith in favor of Mortgagee (the "Guaranty") and (ii) executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Holders in order to secure Mortgagor's obligations under the Guaranty. References in this Mortgage to the "Default Rate" shall mean the interest rate payable with respect to the Securities plus two percent (2%) per annum.

          E.   It is a condition precedent to the
purchase of the Securities from the Company that the Mortgagor shall have executed and delivered that certain Subsidiary Security Agreement (the "Subsidiary
Security Agreement") of even date herewith in favor of Mortgagee, which Subsidiary Security Agreement shall grant Mortgagee a security interest in and to certain personal property now or subsequently used in connection with the operation of the Real Estate.

          NOW, THEREFORE, in consideration of the
premises and to induce the Mortgagee to enter into the Indenture and to induce the Holders to purchase the Securities from the Company, the Mortgagor hereby agrees with the Mortgagee, for the ratable benefit of the Holders, as follows:

                        Granting Clauses

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure all of Mortgagor's obligations and liabilities under the Guaranty and all other obligations and liabilities of the Mortgagor to the Trustee, the Mortgagee and the Holders (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, the Guaranty, this Mortgage, the other Security Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee and the Mortgagee that are required to be paid by the Mortgagee pursuant to the terms of the Indenture, the Guaranty or this Mortgage or any other Security
Document) (collectively, the "Obligations").

MORTGAGOR BARGAINS, SELLS, MORTGAGES, WARRANTS,
CONVEYS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER AND
BY THESE PRESENTS DOES HEREBY BARGAIN, SELL, MORTGAGE,
WARRANT, CONVEY, GRANT, ASSIGN, TRANSFER AND SET OVER
UNTO MORTGAGEE FOR THE RATABLE BENEFIT OF THE HOLDERS
AND HEREBY GRANTS TO MORTGAGEE FOR THE RATABLE BENEFIT
OF THE HOLDERS A CONTINUING SECURITY INTEREST IN AND TO
ALL OF THE FOLLOWING:

          (A)  all right, title and interest of
     Mortgagor in and to the Real Estate;

          (B)  all the estate, right, title, claim or
     demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (C)  all right, title and interest of
     Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real
     Estate, and any reversions and remainders thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real
     Estate to the center line thereof;

          (D)  all right, title and interest of
     Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof
     (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E)  all right, title and interest of
     Mortgagor in and to all substitutes and
     replacements of, and all additions and
     improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F)  all right, title and interest of
     Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

          (G)  all right, title and interest of
     Mortgagor in and to all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all right, title and interest of Mortgagor in and to all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (H)  all right, title and interest of
     Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to any such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below and otherwise following and during the continuance of an Event of Default; and all right, title and interest of Mortgagor in and to all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation generally set forth below;

          (I)  all right, title and interest of
     Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate;

          (J)  all right, title and interest of
     Mortgagor in and to any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (K)  all right, title and interest of
     Mortgagor in and to all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property and (ii) all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the
     Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom (collectively, the "Additional Rents"); and

          (L)  all proceeds, both cash and noncash, of
     the foregoing;

          excluding, however, notwithstanding any
provision set forth in the foregoing clauses (A) through (L), the property described on Schedule B attached hereto and incorporated herein by reference
(collectively, the "Excluded Property") (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E), excluding the Excluded Property, are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L), excluding the Excluded Property, are collectively referred to as the "Mortgaged Property").

          All of the Mortgaged Property hereinabove described, real, personal and mixed, whether affixed or annexed to the Real Estate or not and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared, to the maximum extent permitted by law, to form a part and parcel of the Real Estate and to be appropriated to the use of the Real Estate, and shall be for the purposes of this Mortgage deemed to be real estate and conveyed and mortgaged hereby; provided, however, as to any of the property aforesaid which does not so form a part and parcel of the Real Estate or does not constitute a "fixture" (as defined in the Uniform Commercial Code of
Pennsylvania (the "Code")), this Mortgage is hereby deemed to also be a Security Agreement under the Code for purposes of granting a security interest in such property, which Mortgagor hereby grants to Mortgagee, as Secured Party (as defined in the Code), as more particularly provided below in this Mortgage.

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged, together with the right to retain possession of the Mortgaged Property upon and during the continuance of an Event of Default hereunder, unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed.

                      Terms and Conditions

          Mortgagor further represents, warrants,
covenants and agrees with Mortgagee as follows:

          1.  Warranty of Title.  Mortgagor warrants
that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged
Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and liens permitted pursuant to subsection 6.10 of the Indenture (collectively, the "Permitted Exceptions"), and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities, excepting, however, the Permitted Exceptions.
Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

          2.  Payment and Performance of Obligations.
Mortgagor shall pay the Obligations at the times and places and in the manner specified in the Guaranty and shall perform all the Obligations.

          3.  Requirements.  (a)  Mortgagor shall
comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United
States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental
Authority") which has jurisdiction over the Mortgaged
Property, except where the failure to so comply with any of the foregoing would not have a Material Adverse
Effect on the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where the failure to so comply with any of the foregoing would not adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged
Property are collectively referred to as the "Legal
Requirements".

          (b)  From and after the date of this
Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          4.  Payment of Taxes and Other Impositions.
(a) Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature
(including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged
Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions").
Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and
(ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

          (c)  Mortgagor shall not claim, demand or be
entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage if any such claim would adversely affect the interest of Mortgagee.

          (d)  Mortgagor shall have the right before
any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

          (e)  Upon written notice to Mortgagor,
Mortgagee, after an Event of Default (as defined below), shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

          5.   Insurance.  (a)  Mortgagor shall
maintain or cause to be maintained on all of the Premises

          (i)  property insurance against loss or
     damage by (A) fire, lightning, windstorm, tornado, water damage and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering
     "special" causes of loss, which policy shall include building ordinance law endorsements and shall be automatically reinstated after each loss, and (B) flood and earthquake in annual aggregates of $25,000,000 for flood and $50,000,000 for earthquake;

         (ii)  comprehensive general liability
     insurance under a policy covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall reasonably request from time to time;

        (iii)  when and to the extent reasonably
     required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real
     Estate is situated;

         (iv)  insurance against rent loss, extra
     expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts reasonably satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

          (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance (including coverage for elevators and escalators, if any). The policy shall provide coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

         (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

        (vii)  during the course of any construction,
     addition, alteration or repair of the
     Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductibles reasonably approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

       (viii)  boiler and machinery property insurance
     covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

         (ix)  if any portion of the Premises are
     located in an area identified as a special flood hazard area by the Federal Emergency Management
     Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood
     Insurance Act of 1968, as amended; and

          (x)  such other insurance in such amounts as
     Mortgagee may reasonably request from time to time; provided, however, such insurance is usually and customarily carried with respect to similar facilities in the same general area as the Premises.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled without 30 days' prior written notice to Mortgagee,
(ii) with respect to all property insurance, provide for deductibles in amounts reasonably satisfactory to Mortgagee (which deductibles shall not exceed $250,000, with the exception of the deductible for boiler and machinery, which deductible shall not exceed a ten (10) day waiting period deductible), contain a "Replacement
Cost Endorsement" (predicated upon rebuilding) without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable to Mortgagor and Mortgagee with respect to the Mortgaged Property as their respective interests may appear, without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured with respect to the Mortgaged
Property and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold
Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. Each policy shall expressly provide that any proceeds which are payable to Mortgagee pursuant to the terms hereof shall be paid by check payable to the order of Mortgagee only and shall require the endorsement of Mortgagee only. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee.
Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

          (b)  Mortgagor shall deliver to Mortgagee an
original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Mortgagee. Mortgagor shall
(i) pay as they become due all premiums for such insurance, and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, or a certificate of such insurance reasonably acceptable to Mortgagee, accompanied by evidence of payment reasonably satisfactory to Mortgagee. Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

          (c)  If Mortgagor is in default of its
obligations to insure or deliver any such policy or a certificate thereof under this Section 5, then
Mortgagee, at its option and following written notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Obligations secured by this Mortgage.

          (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged
Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged
Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (e)  If the Mortgaged Property in its
entirety, or any material part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim in excess of $5,000,000 is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give prompt notice thereof to Mortgagee. If the Mortgaged
Property is damaged by fire or other casualty, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss. If the Mortgaged Property is damaged by fire or other casualty, and if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy with respect to the Mortgaged Property, to appear in and prosecute any action arising from any policy, and to deduct from any insurance proceeds Mortgagee's expenses incurred in the collection process. The insurance proceeds or any part thereof with respect to the Mortgaged Property received by Mortgagee and/or
Mortgagor shall constitute Trust Moneys which shall be paid and/or applied in accordance with subsection 13.2 of the Indenture.

          (f)  In the event of foreclosure of this
Mortgage or other transfer of title to the Mortgaged
Property in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force with respect to the Mortgaged Property shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (g)  Upon written notice to Mortgagor,
Mortgagee, after an Event of Default, shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

          (h)  Mortgagor may maintain insurance
required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor;
provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy which shall be applicable on an occurrence basis and (B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

          6.  Restrictions on Liens, Encumbrances and
Sales. Mortgagor acknowledges that any secondary or junior financing placed on the Mortgaged Property (a) may divert funds that would otherwise be available for payment of the Obligations, (b) could, if foreclosed, force Mortgagee to incur expenses to protect its security, and (c) would impair Mortgagee's right to accept a deed in lieu of foreclosure or otherwise to take actions to further its economic interest prior to foreclosure, because a foreclosure by Mortgagee would be required to clear title to the Mortgaged Property of any such secondary or junior lien or encumbrance. In accordance with the foregoing and for the purpose of
(i) protecting Mortgagee's security, both of repayment and of value in the Mortgaged Property, (ii) giving
Mortgagee the full benefit of its bargain and contract with Mortgagor, and (iii) keeping the Mortgaged
Property free of subordinate financing liens, Mortgagor agrees that if the following provisions of this paragraph should be deemed a restraint on alienation, that such provisions are reasonable restraints.

          (1)  Except for the lien of this Mortgage,
the Permitted Exceptions and liens permitted pursuant to subsection 6.10 of the Indenture, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

          (2) Except as may be permitted pursuant to the Indenture, including, without limitation, subsection 6.15 thereof, Mortgagor shall not make any Asset Sale.

          7.  Relationship of Mortgagee and Mortgagor.
Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any beneficiary, tenant, subtenant, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a Mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other
Security Documents, or otherwise.

          8.  Maintenance; No Alteration; Inspection;
Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all necessary (in the good faith opinion of management of Mortgagor) repairs, renewals, replacements, additions, betterments and improvements thereto. Mortgagor shall not commit any waste of the Improvements and shall not demolish or materially alter the Improvements without the prior written consent of Mortgagee.

          (b)  Mortgagee and any persons authorized by
Mortgagee, at all reasonable times after reasonable notice, shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

          (c)  Mortgagor shall pay or cause to be paid
when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

          9.  Condemnation/Eminent Domain.  Promptly
upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged
Property in its entirety, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at
Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property in its entirety, or any portion thereof. If the Mortgaged Property in its entirety or any part thereof shall be the subject of condemnation proceedings, Mortgagee, as attorney-in-fact for Mortgagor, shall have the right to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation received by Mortgagee and/or
Mortgagor shall constitute Trust Moneys which shall be paid and/or applied in accordance with Subsection 13.2 of the Indenture.

          10.  Leases.  (a)   Mortgagor shall not
(i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged
Property other than in favor of Mortgagee or with Mortgagee's prior written consent or (ii) without the prior written consent of Mortgagee, execute any Lease of any of the Mortgaged Property.

          (b)  As to any Lease relating to all or any
portion of the Mortgaged Property, Mortgagor shall:

          (i)  promptly perform all of the material
     provisions of the Lease on the part of the lessor thereunder to be performed;

         (ii)  enforce, in accordance with sound
     business practice, all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

        (iii) appear in and defend, in accordance with sound business practice, any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

         (iv) exercise, within 5 days after receipt of a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

          (v)  promptly deliver to Mortgagee copies of
     any notices of default which Mortgagor may at any time forward to or receive from the lessee;

         (vi)  promptly deliver to Mortgagee a fully
     executed counterpart of the Lease; and

        (vii)  promptly deliver to Mortgagee, upon
     Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

          (c)  Mortgagor shall deliver to Mortgagee,
within 10 days after receipt of a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

          (d)  All Leases entered into by Mortgagor
after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

          (e)  As to any Lease now in existence or
subsequently consented to by Mortgagee, Mortgagor shall not, without the prior written consent of Mortgagee, accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty
(30) days in advance of its due date.

          (f)  In the event of the enforcement by
Mortgagee of any remedy under this Mortgage, the lessee under each Lease entered into after the date of this Mortgage shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor
(or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant under each Lease entered into after the date of this Mortgage, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.
In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(f) of this Section.

          11.  Further Assurances/Estoppel
Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.
Mortgagor, within 5 business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Obligations and certifying as to such other matters as Mortgagee shall reasonably request.

          12.  Mortgagee's Right to Perform.  If
Mortgagor fails to perform any of the covenants or agreements of Mortgagor hereunder, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged
Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

          13. Hazardous Material. (a) Mortgagor shall comply with any and all applicable Legal Requirements governing the discharge and removal of Hazardous
Material, shall pay promptly when due the costs of removal of any Hazardous Material, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Mortgagor fails to do so, after notice to Mortgagor and the expiration of the earlier of (i) applicable cure periods hereunder and under the Indenture, or (ii) the cure period permitted under the applicable Legal Requirement, Mortgagee may cause the Premises to be freed from the Hazardous
Material to the extent required by applicable Legal
Requirements, and the cost of the removal with interest at the Default Rate shall immediately be due from Mortgagor to Mortgagee and the same shall be added to the Obligations and be secured by this Mortgage.
Mortgagor further agrees that any release or disposal of Hazardous Materials at the Premises shall comply with all applicable Legal Requirements. In addition, Mortgagor agrees not to allow the manufacture, storage, transmission, presence or disposal of any Hazardous
Material over or upon the Premises in violation of applicable Legal Requirements. Mortgagor shall give
Mortgagee and its agents and employees access to the Premises to remove Hazardous Material if required by applicable Legal Requirements and if Mortgagor has failed to so remove after notice. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense
(including attorneys' fees and costs and consequential damages) Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any Governmental
Authority with respect to the Mortgaged Property pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof
("Hazardous Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material Laws with respect to the Mortgaged Property; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien with respect to the Mortgaged Property or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws with respect to the Mortgaged Property; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material with respect to the Mortgaged
Property.

          (b)  For the purposes of this Mortgage,
"Hazardous Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and
Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

          (c) The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Obligations, notwithstanding any limitations on recourse which may be contained herein or in any Security Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee; provided, however, that the foregoing indemnification shall apply only to matters arising prior to any taking of possession of the Premises by Mortgagee or any other person succeeding to the interest of Mortgagee pursuant to the terms hereof;
further provided, that the foregoing indemnification shall not apply to loss, costs and the like arising from the gross negligence or wilful misconduct of the party seeking indemnification.

          14.  Asbestos.  Mortgagor shall not install
or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, and, with respect to any such material currently present in the Premises, shall promptly comply with such Legal Requirements, at Mortgagor's expense. If Mortgagor shall fail to so comply, Mortgagee may do whatever is necessary to comply with the applicable Legal Requirement, and the costs thereof, with interest at the Default Rate, shall be immediately due from Mortgagor to Mortgagee and the same shall be added to the Obligations and be secured by this Mortgage. Mortgagor shall give Mortgagee and its agents and employees, upon prior notice and at reasonable times, access to the Premises to remove such asbestos or substances if required by applicable Legal
Requirements and if Mortgagor has failed to so remove after notice. Mortgagor shall defend, indemnify, and save Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Obligations, notwithstanding any limitation on recourse which may be contained herein or in any of the Security Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee; provided, however, that the foregoing indemnification shall apply only to matters arising prior to any taking of possession of the Premises by Mortgagee or any other person succeeding to the interest of Mortgagee pursuant to the terms hereof;
further provided, that the foregoing indemnification shall not apply to loss, costs and the like arising from the gross negligence or wilful misconduct of the party seeking indemnification.

          15.  Event of Default.  The occurrence of an
"Event of Default" (as defined in the Indenture) shall constitute an Event of Default hereunder.

          16.  Remedies.  (a)  Upon the occurrence of
any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Security Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default described in subsections 8.1(ix) or 8.1(x) of the Indenture, automatically the Obligations immediately shall become due and payable, and (b) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Obligations to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
In addition, upon and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i)  Mortgagee may, to the extent permitted
     by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Guaranty, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Security Documents as the law may allow.
     Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii)  Mortgagee may personally, or by its
     agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged
     Property or any other collateral as security for the Obligations, enter into and upon the Mortgaged
     Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof.
     Following such entry and taking of possession, Mortgagee shall be entitled, without limitation,
     (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (iii)  It is further agreed that if default
     be made in the payment of any part of the Obligations, as an alternative to the right of foreclosure for the full secured Obligations after acceleration thereof, Mortgagee shall have the right to institute partial foreclosure proceedings with respect to the portion of said Obligations so in default, as if under a full foreclosure, and without declaring the entire secured Obligations due (such proceeding being hereinafter referred to as a "partial foreclosure"), and provided that if a partial foreclosure sale is consummated as provided herein, such sale may be made subject to the continuing lien of this Mortgage for the unmatured portion of the secured Obligations, but as to such unmatured part, this Mortgage, and the lien hereof, shall remain in full force and effect just as though no partial foreclosure sale had been made under the provisions of this Section.
     Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect at any time prior to a partial foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the Obligations secured hereby by reason of any uncured Event of Default upon which such partial foreclosure was predicated or by reason of any other Event of Default, and proceed with full foreclosure proceedings. It is further agreed that one or more foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured Obligations, it being the purpose to provide for a partial foreclosure sale of the Obligations secured hereby without exhausting the power to foreclose for any other part of the Obligations whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

          (b)  The holder of this Mortgage, in any
action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          (d)  The proceeds of any foreclosure or sale
of the Mortgaged Property, or any portion thereof, shall be distributed and applied in accordance with all applicable provisions of the Indenture.

          (e)  MORTGAGOR AUTHORIZES AND EMPOWERS ANY
ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF
PENNSYLVANIA TO APPEAR FOR AND TO CONFESS JUDGMENT IN
EJECTMENT AGAINST MORTGAGOR (AND, AT THE ELECTION OF
SAID ATTORNEY, AGAINST ANY PERSON CLAIMING UNDER, BY OR
THROUGH MORTGAGOR) FOR THE RECOVERY BY MORTGAGEE OF
POSSESSION OF THE ENTIRE PREMISES OR, AT THE ELECTION
OF SAID ATTORNEY, ANY PORTION OR PORTIONS OF THE
PREMISES.  THE FOREGOING AUTHORITY TO CONFESS JUDGMENT
SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT
SHALL CONTINUE FROM TIME TO TIME UNTIL MORTGAGEE IS
FULLY AND FINALLY VESTED WITH POSSESSION OF THE ENTIRE
PREMISES.  MORTGAGOR EXPRESSLY AGREES THAT ANY JUDGMENT
ENTERED PURSUANT TO THE FOREGOING AUTHORITY SHALL BE
FINAL AND RELEASES TO MORTGAGEE, AND TO ANY ATTORNEY
APPEARING FOR MORTGAGOR OR MORTGAGEE, ALL ERRORS IN
SAID PROCEEDINGS AND ALL LIABILITY THEREFOR.  UPON
CONFESSION OF JUDGMENT IN EJECTMENT PURSUANT TO THE
FOREGOING AUTHORITY, A WRIT OF POSSESSION (OR LIKE WRIT
APPROPRIATE UNDER THEN APPLICABLE LAW) MAY ISSUE
FORTHWITH WITHOUT ANY PRIOR PROCEEDINGS AND MAY INCLUDE
THE COSTS OF MORTGAGEE.  JUDGMENT MAY BE ENTERED
PURSUANT TO THE FOREGOING AUTHORITY ON THE BASIS OF AN
AFFIDAVIT MADE ON MORTGAGEE'S BEHALF AND SETTING FORTH
THE RELEVANT FACTS, OF WHICH FACTS SUCH AFFIDAVIT SHALL
BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS
MORTGAGE IS FILED IN ANY ACTION FOR SUCH JUDGMENT IT
SHALL
NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS
MORTGAGE.      JRP

      _______

          17. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Guaranty and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

          18.  Appointment of Receiver.  If an Event of
Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

          19.  Extension, Release, etc.  (a)  Without
affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Obligations, (ii) extend the maturity or alter any of the terms of the Obligations or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c)  If Mortgagee shall have the right to
foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged
Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

          (d)  Unless expressly provided otherwise, in
the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

          20.  Assignment of Rents.  Mortgagor hereby
assigns to Mortgagee the Rents and Additional Rents as further security for the payment of the Obligations and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents and Additional Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Additional
Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents and Additional Rents;
such right of Mortgagor to collect, receive, use and retain the Rents and Additional Rents may be revoked by Mortgagee upon and during the continuance of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          21.  Trust Funds.  All lease security
deposits of the Real Estate held by Mortgagor shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

          22.  Additional Rights.  The holder of any
subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

          23.  Changes in Method of Taxation.  In the
event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, Mortgagor shall, if permitted by applicable law, assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Obligations.

          24. Notices. All notices, requests, demands and other communications hereunder shall be given in the manner provided in the Indenture.

          25. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

          26.  Partial Invalidity.  In the event any
one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of the Obligations or Security
Documents, the obligations of Mortgagor and of any other obligor under the Obligations or Security
Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

          27.  Waiver of Right of Redemption and Other
Rights.  (a)   Mortgagor hereby voluntarily and
knowingly releases and waives any and all rights to retain possession of the Mortgaged Property upon and during the continuance of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute.
Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

          (b)  To the fullest extent permitted by law,
Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

          28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Security Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise.
Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect
Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Security Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          29.  Multiple Security.  If (a) the Premises
shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security
(directly or indirectly) for the Obligations upon other property in the State in which the Premises are located
(whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Obligations, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

          30.  Expenses; Indemnification.  (a)
Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, non-disturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums
(including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

          (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Obligations), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Mortgagor and/or any Subsidiary), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's acceptance of the Guaranty, then Mortgagor will promptly reimburse or pay to Mortgagee all of the expenses which have been incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

          (c)  Mortgagor shall indemnify and hold
harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor;
provided, however, that the foregoing indemnification shall not apply to claims, damages and the like arising from the gross negligence or wilful misconduct of the party seeking indemnification. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

          31.  Successors and Assigns.  All covenants
of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns.
The word "Mortgagor" shall be construed as if it read
"Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

          32.  No Waivers, etc.  Any failure by
Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged
Property, any part of the security held for the Obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

          33. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State where the Real Estate is located, except that Mortgagor expressly acknowledges that by its terms the Indenture and the Guaranty shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

          34.  Waiver of Trial by Jury.  Mortgagor and
Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder (other than compulsory counterclaims and other counterclaims that must be interposed in connection with such suit under applicable law) and all rights to have any such suit consolidated with any separate suit, action or proceeding (it being understood and agreed, however, that Mortgagor shall have the right to raise any such claim in a separate suit, action or proceeding).

          35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each
Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor collateral agent to the Mortgagee," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience of reference only and in no way limit or amplify the provisions hereof.

          36.   Security Agreement under Uniform
Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Code. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property
(including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of the Code; and (iii) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

          (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require.
Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

          37.  Release Upon Payment and Discharge of
Mortgagor's Obligations. Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Obligations secured hereby
(including payment of reasonable expenses incurred by Mortgagee in connection with the execution of such release) and upon full and complete performance of all of the Obligations. Mortgagee shall otherwise release this Mortgage and the lien hereof in accordance with the terms of Article XII of the Indenture.

          38.  Industrial Plant Mortgage.  This
Mortgage is an industrial plant mortgage within the broadest interpretation of the "industrial plant mortgage doctrine" under the laws of the Commonwealth of Pennsylvania.

          39.  Open-End Mortgage.  This Mortgage is an
"Open-End Mortgage" as set forth in 42 PA.C.S.A. section 8143 and secures advances plus accrued and unpaid interest, advances for the payment of Obligations, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage and expenses incurred by Mortgagee by reason of default by the Mortgagor under this Mortgage, together with all other sums due hereunder or secured hereby.

          40.  Consistency with Other Documents.  If
any provision hereof conflicts with any provisions of the Indenture, then the terms of the Indenture shall control to the extent of such conflict.

          This Mortgage has been duly executed by
Mortgagor on the date first above written.

ATTEST:
KOPPEL STEEL CORPORATION


By:  /S/ ELIZABETH B. KELLY
Name: Elizabeth B. Kelly
-----------------------------
Title:  [Assistant] Secretary

By:  /S/ J. R. PARKER
Name: John R. Parker
------------------------
Title:  [Vice] President


[SEAL]

     The address of the within-named Mortgagee is:  540
Madison Avenue, Covington, Kentucky 41011.

          For the Mortgagee:


          /S/ F. ROBERT WHEELER, JR.
          Name:  F. Robert Wheeler, Jr.STATE OF NEW
YORK           )
                         )    SS.
COUNTY OF NEW YORK       )

          On this, the 26th day of July, 1995, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared
John R. Parker and Elizabeth B. Kelly, who acknowledged themselves to be the [Vice] President and [Assistant]
Secretary, respectively, of Koppel Steel Corporation, a
Pennsylvania corporation and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.



               /S/ STEVEN MAHER
               Notary Public

               [Notarial Seal]

My Commission Expires:        STEVEN MAHER
                              NOTARY PUBLIC, State of
New York
                              No. 31-4973136
10/15/96                      Qualified in New York
County
                              Certificate Filed
                                in New York County
                              Commission Expires
October 15, 1996

                           SCHEDULE A

                       KOPPEL STEEL PLANT

                          PLANT PARCEL

     ALL THAT CERTAIN Residue Parcel of the South
Koppel Industrial Plan of Lots in the Borough of
Koppel, County of Beaver, Commonwealth of Pennsylvania, as per plan recorded in Plan Book Volume 24, Page 23, in the Office of the Beaver County Recorder, and Residue Parcel of the Big Beaver Turnpike Industrial
Plan of Lots, in the Borough of Big Beaver, County of
Beaver, Commonwealth of Pennsylvania, as per plan recorded in Plan Book Volume 24, Page 28-29, in the
Office of the Beaver County Recorder, bounded and described as follows:

     BEGINNING at an iron pin (found) at the
northeasterly corner of the terminus of Sixth Avenue; thence, S 88degree 43' 44" W, a distance of 47.01 feet to a concrete monument (found) on an easterly line of lands now or formerly of Bruce F. and Irene M. Stacy; thence, along said easterly line of Bruce F. and Irene M. Stacy and other lands now or formerly of Michael Lasky, N 02degree 08' 24" E, a distance of 172.04 feet to an iron pin
(found) on a southerly right-of-way line of Legislative Route 04017 (State Route 351) and being the northwesterly corner of the herein described parcel;
thence, along said southerly right-of-way line the following four bearings and distances: first, by a non-tangent curve to the right having a radius
380.00 feet, an arc distance of 177.75 feet and a chord of N 83degree 44' 41" E, a distance of 176.14 feet to an iron pin (found); thence, S 82degree 51' 17" E, a distance of 28.34 feet to an iron pin (found); thence, by a curve to the left having a radius 736.34 feet, an arc distance of 758.03 feet and a chord of N 67degree 39' 13" E, a distance of 725.00 feet to an iron pin (found);
thence, N 38degree 09' 42" E a distance of 9.22 feet to an iron pin (found); the same being a northwesterly corner of lands of the Borough of Koppel; thence, along said Borough of Koppel lands the following four bearings and distances: first, S 31degree 09' 29" E, a distance of
221.21 feet to an iron pin (found); thence, N 58degree 50' 31" E, a distance of 140.00 feet to an iron pin
(found); thence, S 31degree 09' 29" E, a distance of
75.00 feet to an iron pin (found); thence, N 58degree 50' 31" E, a distance of 160.00 feet to an iron pin (found) in a westerly right-of-way line of lands now or formerly of the Pittsburgh and Lake Erie Railroad;
thence, along said westerly right-of-way line the following sixteen bearings and distances: first, S 31degree 09' 21" E a distance of 421.38 feet to a point; thence
N 89degree 40' 31" E, a distance of 8.45 feet to a point; thence, S 25degree 53' 49" E, a distance of 292.80 feet to a point; thence, by a curve to the right having a radius of 1402.69 feet and an arc distance of 445.90 feet and a chord of S 16degree 47' 46" E, a distance of 444.12 feet to a point; thence, N 76degree 00' 54" E, a distance of
34.32 feet to a point; thence, S 13degree 51' 28" E, a distance of 181.45 feet to a point; thence, S 11degree 00' 28" E, a distance of 1,116.57 feet to a point in the line dividing the Borough of Koppel and the Borough of Big Beaver; thence, S 11degree 00' 28" E, a distance of
16.24 feet to a point; thence, S 09degree 42' 13" E, a distance of 168.99 feet to a point; thence, S 11degree 22' 13" E, a distance of 109.81 feet to a point; thence, S 15degree 31' 13" E, a distance of 180.00 feet to a point; thence, S 08degree 01' 28" E, a distance of 423.55 feet to a point; thence, S 10degree 03' 51" E, a distance of
635.05 feet to a point; thence, S 39degree 42' 40" E, a distance of 7.50 feet to a point; thence, S 10degree 29' 12" E, a distance of 337.77 feet to a point; thence, S 04degree 37' 08" E, a distance of 296.81 feet to an intersecting point with the northerly line of a 100 foot right-of-way now or formerly of the Pennsylvania Power Company, the same being the northeasterly corner of Parcel No. 3 of the aforesaid Big Beaver Turnpike
Industrial Plan of Lots, and being further described as the southeasterly corner of the Residue Parcel of the aforesaid South Koppel Industrial Plan of Lots; thence, along a line dividing said Parcel No. 3 and the said
Residue Parcel the following two bearings and distances: first, S 62degree 23' 54" W, a distance of
428.23 feet to an iron pin (set); thence, S 89degree 16' 24" W, a distance of 1459.84 feet to an iron pin (set);
thence, along a line dividing this parcel and Parcel
No. 2 of the said Big Beaver Turnpike Industrial Plan of Lots, the following six bearings and distances:
first, N 00degree 58' 56" W, a distance of 400.00 feet to an iron pin (set); thence, N 89degree 16' 24" E, a distance of
120.00 feet to an angle point; thence, N 00degree 58' 56" W, a distance of 680.00 feet to an iron pin (set); thence, N 28degree 48' 44" E, a distance of 340.13 feet to an iron pin (set); thence, N 87degree 51' 36" W, a distance of
567.95 feet to an iron pin (set); thence, S 49degree 03' 04" W, a distance of 30.32 feet to an iron pin (set), said point being the northeast corner of Parcel No. 1 of the South Koppel Industrial Plan of Lots and in the line dividing the Boroughs of Big Beaver and Koppel; thence, along said Parcel No. 1 the following three bearings and distances: first, S 49degree 03' 04" W, a distance of
264.68 feet to an iron pin (set); thence, by a curve to the left having a chord of S 24degree 02' 04" W, a distance of 143.78 feet and a radius of 170.00 feet and an arc of 148.45 feet to an iron pin (set); thence, S 00degree 58' 56" E, a distance of 1083.27 feet to an iron pin (set), the same being a point on the aforesaid Borough line; thence, along said Borough line, S 89degree 16' 24" W, a distance of 85.00 feet to an iron pin (set); thence, along a line dividing this parcel and Parcel No. 2 of the aforesaid South Koppel Industrial Plan of Lots,
N 00degree 58' 56" W, along said line and passing through an iron pin (set) a distance of 1,422.96 feet to a point on the southerly line of lands now or formerly of Glenn H. Marshall; thence, along said lands now or formerly of Glenn H. Marshall, S 87degree 51' 36" E, a distance of 188.73 feet to a point; thence, along an easterly line of lands now or formerly of Glenn H.
Marshall and Norma A. Marshall, N 00degree 58' 56" W, a distance of 235.31 feet to a point; thence, along lands now or formerly of Robert R. Berkebile, S 87degree 51' 36" E, a distance of 120.39 feet to a point; thence, continuing along lands now or formerly of Robert R. Berkebile, N 00degree 58' 56" W, a distance of 658.10 feet to a concrete monument (found); thence, along lands now or formerly of the Right Reverend Hugh C. Boyle and the easterly terminus of Arthur Street, N 08degree 26' 40" W, a distance of 505.88 feet to a concrete monument (found); thence, continuing along lands of said Right Reverend
Hugh C. Boyle and lands now or formerly of the Koppel
Realty Company, N 02degree 18' 41" W; a distance of
406.27 feet to an iron pin (found); thence, continuing along lands of said Koppel Realty Company, N 87degree 51' 36" W, a distance of 116.00 feet to an iron pin (found) in the easterly right-of-way line of Sixth Avenue;
thence, along said easterly right-of-way line, N 02degree 08' 24" E, a distance of 400.00 feet to an iron pin
(found); thence, along lands now or formerly of George and Anne Tita and lands now or formerly of Helen M.
Tita the following three bearings and distances:
first, S 87degree 51' 36" E, a distance of 84.47 feet to an iron pin (found); thence, N 02degree 18' 41" W, a distance of 100.30 feet to an iron pin (found); thence, N 87degree 51' 31" W, a distance of 77.09 feet to an iron pin
(found) in the easterly right-of-way line of the aforesaid Sixth Avenue; thence, along said easterly right-of-way line, N 02degree 08' 24" E, a distance of
588.90 feet to the point of beginning containing
187.011 acres, more or less.

     EXCEPTING THEREFROM AND THEREOUT all those two parcels of land bounded and described as follows:

(1) ALL THAT CERTAIN Parcel No. 1 of the Big Beaver
Turnpike Industrial Plan of Lots, in the Borough of Big
Beaver, County of Beaver, Commonwealth of Pennsylvania, as per plan recorded in Plan Book Volume 24, Pages 28-29, in the Office of the Beaver County
Recorder, bounded and described as follows:

     COMMENCING in the centerline of Arthur Street
(60 feet) at its terminus on a westerly line of the South Koppel Industrial Plan of Lots as recorded in
Plan Book Volume 24, Page 23, in the Office of the
Beaver County Recorder; thence, along the centerline of an access road the following six bearings and distances: first, S 88degree 30' 53" E, a distance of
76.20 feet to a point; thence, S 53degree 08' 46" E, a distance of 275.00 feet to a point; thence, S 06degree 55' 09" E, a distance of 100.00 feet to a point; thence, S 48degree 07' 27" E, a distance of 248.00 feet to a point; thence, N 88degree 14' 28" E, a distance of 768.00 feet to a point; thence, S 30degree 19' 18" E, a distance of
235.29 feet, to an iron pin (set) and being the TRUE
POINT OF BEGINNING of the herein described Parcel
No. 1; thence, along said parcel's boundary line by the following eighteen bearings and distances: first, S 25degree 00' 24" E, a distance of 238.45 feet to an iron pin (set); thence, S 15degree 54' 57" E, a distance of
133.10 feet, to an iron pin (set); thence, Due South a distance of 51.40 feet to an iron pin (set); thence, S 11degree 26' 42" W, a distance of 274.66 feet to an iron pin (set); thence, Due West, a distance of 196.00 feet to an iron pin (set); thence, Due North, a distance of
224.60 feet to an iron pin (set); thence, N 57degree 50' 06" W, a distance of 175.07 feet to an iron pin (set);
thence, Due West, a distance of 84.80 feet, to an iron pin (set); thence, N 08degree 38' 44" E, a distance of
177.62 feet to an iron pin (set); thence, N 52degree 56' 06" W, a distance of 99.88 feet to an iron pin (set);
thence, N 83degree 51' 46" W, a distance of 37.41 feet to an iron pin (set); thence, N 42degree 34' 03" W, a distance of
141.62 feet to an iron pin (set); thence, Due North, a distance of 63.20 feet to an iron pin (set); thence, N 40degree 17' 18" E, a distance of 129.13 feet to an iron pin (set); thence, N 88degree 05' 27" E, a distance of
234.13 feet to an iron pin (set); thence, S 29degree 55' 25" E, a distance of 115.27 feet to an iron pin (set);
thence, S 60degree 48' 54" E, a distance of 46.96 feet, to an iron pin (set); thence, S 69degree 18' 13" E, a distance of 124.22 feet to the point of beginning containing
6.846 acres.

(2) ALL THAT CERTAIN Parcel No. 4 of Revised South
Koppel Industrial Plan of Lots in the Borough of
Koppel, County of Beaver, Commonwealth of Pennsylvania, as per plan recorded in Plan Book Volume 25, Page 64, in the Office of The Beaver County Recorder, bounded and described as follows:

     COMMENCING at an iron pin in an angle point of said Revised South Koppel Industrial Plan of Lots, said iron pin being on the easterly right-of-way of Sixth
Avenue at a point 75.00 feet southerly of the south line of Mount Street extended 50 feet easterly to said
Sixth Avenue right-of-way; thence, from said iron pin
N 02degree 08' 24" E along said Sixth Avenue's easterly right-of-way a distance of 98.00 feet to a point;
thence, N 88degree 26' 22" E along a line in the residue parcel of the said Revised South Koppel Industrial Plan of Lots, a distance of 707.79 feet to an angle point;
thence, S 02degree 19' 20" E, a distance of 535.31 feet to an angle point; thence, N 87degree 41' 24" E, a distance of
15.13 feet to a point 5 plus/minus feet from the west curb wall of the included building of the herein described Parcel
No. 4 and being on the centerline of Column "B" and being further described as the TRUE POINT OF BEGINNING of the herein described Parcel No. 4; thence, N 02degree 18'
36" W, along the westerly side of and 5plus/minus feet distant from the curb wall, a distance of 371.00 feet to a point 16 feet north of the centerline of Column "FX";
thence, N 87degree 41' 24" E, along said line 16 feet distant from said centerline of Column "FX"; a distance of 274.35 feet to a point of intersection with the centerline of Column "G"; thence, N 02degree 18' 36" W, along said centerline of Column "G" a distance of
298.00 feet to a point of intersection with the centerline of Column "K"; thence, N 87degree 41' 24" E along said Column "K" line, a distance of 130.00 feet to a point of intersection with the centerline of Column "J"; thence, S 02degree 18' 36" E along said centerline of Column "J", a distance of 291.39 feet to a point; thence, N 87degree 41' 24" E, a distance of
49.32 feet to a point; thence, N 02degree 18' 36" W, a distance of 25.69 feet to a point 5plus/minus feet south of the face of the Maintenance Shop's southerly wall; thence, N 87degree 41' 24" E, along the southerly side and 5plus/minus feet distant from the curb wall, a distance of 78.68 feet to a point; thence, N 02degree 18' 35" W along a line 5plus/minus feet east of the face of the east wall of the said
Maintenance Shop, a distance of 10.10 feet to a point;
thence, N 87degree 41' 24" E, a distance of 145.50 feet to a point; thence, S 02degree 18' 36" E, a distance of
53.76 feet to a point; thence, S 87degree 41' 24" W, a distance of 15.93 feet to a point; 5 plus/minus feet east of the east curb wall; thence, by the following seven courses and distances along the easterly side of and 5 plus/minus feet distant from the curb walls, first, S 02degree 18' 35" E, a distance of 114.45 feet to a point; thence, N 87degree 41'
24" E, a distance of 26.09 feet to a point; thence, S 02degree 18' 36" E, a distance of 93.46 feet to a point; thence, S 87degree 41' 24" W, a distance of 52.70 feet to a point; thence, S 02degree 18' 35" E, a distance of
50.00 feet to a point; thence, N 87degree 41' 24" E, a distance of 26.95 feet to a point; thence, S 02degree 18'
36" E, a distance of 101.73 feet to a point on the said centerline of Column "B"; thence, S 87degree 41' 24" W along said centerline of Column "B", a distance of
662.66 feet to the point of beginning, containing
6.768 acres, more or less.

     NON EXCLUSIVE ACCESS to the above-described parcel is provided by the following:

     COMMENCING at the iron pin in an angle point of said Revised South Koppel Industrial Plan of Lots, said iron pin being on the easterly right-of-way of Sixth
Avenue at a point 75.00 feet southerly of the south line of Mount Street extended 50 feet easterly to said
Sixth Avenue right-of-way; thence, from said iron pin
N 02degree 08' 24" E along said Sixth Avenue's easterly right-of-way a distance of 98.00 feet to a point, said point being on a westerly line of said revised South
Koppel Industrial Plan of Lots and being the point of beginning of the herein described Non-Exclusive Access;
thence, along the centerline of the non-exclusive access road, the following two courses and distances:
first, N 88degree 26' 22" E, a distance of 707.79 feet to a point; thence, S 02degree 19' 20" E, a distance of
535.31 feet to a point; thence, to Parcel No. 4 parcel line N 87degree 41' 24" E, a distance of 16.13 feet to the southwesterly corner of said parcel and there terminate.
                       KOPPEL STEEL PLANT

                         DISPATCH PARCEL

     ALL THAT CERTAIN Parcel No. 3 also known as the
"Dispatch Parcel" in the Borough of Big Beaver, County of Beaver, Commonwealth of Pennsylvania, and bounded and described as follows:

          COMMENCING at the intersection of the
centerline of Mary Street of the Borough of Koppel and the centerline of State Route No. 18, Legislative Route
No. 77; thence, along a survey line, the following three bearings and distances to the herein described parcel: first, S 03degree 33' 06" W, a distance of 419.56 feet to a point; thence, S 11degree 30' 19" W, a distance of 2,720.46 feet to a point; thence, S 05degree 52' 38" E, a distance of 681.04 feet to a drill hole (found) in the concrete median of the aforesaid State Route No. 18, Legislative Route No. 77, the same being the TRUE POINT
OF BEGINNING; thence, along lands now or formerly of Lawrence E. Ferrigno, N 73degree 25' 00" E, a distance of
167.22 feet to a railroad spike (found) on a westerly right-of-way line of the Consolidated Rail Corporation, the same being the northeasterly corner of the herein described parcel; thence, along said westerly right-of-way line, S 05degree 57' 36" E, a distance of 70.75 feet to an iron pin (found); thence, continuing along said westerly right-of-way by a curve to the right, having a radius of 1,518.80 feet and an arc of 142.88 feet and a chord of S 03degree 18' 15" E, a distance of 142.86 feet to an iron pin (found); thence, by lands now or formerly of Daniel and Shirley A. Gisondi, S 88degree 55' 55" W, a distance of 161.63 feet to a drill hole (found) in the concrete median of L.R. 77 (S.R. 18); thence, along the centerline of said L.R. 77 by a curve to the left, having a radius of 6,875.55 feet and an arc distance of
168.90 feet and a chord of N 04degree 50' 17" W, a distance of 168.90 feet to the point of beginning, containing
0.721 acres, more or less.

                       KOPPEL STEEL PLANT

                          NORTH PARCEL

     ALL THOSE CERTAIN Lots No. 1 and 2 of the North
Plant Industrial Plan of Lots in the Borough Big
Beaver, County of Beaver, Commonwealth of Pennsylvania, as per Plan Book Volume 23, Page 60, in the Office of the Beaver County Recorder and Residue Parcel of the
North Plant Industrial Plan of Lots No. 2 in the
Borough of Koppel, County of Beaver, Commonwealth of
Pennsylvania as per Plan recorded in Plan Book Volume
24, Page 52, in the Office of the Beaver County
Recorder, bounded and described as follows:

     BEGINNING at a concrete monument (found) as the northwesterly corner of the herein described parcel and being the northwesterly corner of the aforesaid Lot No.
2, the same being a point on the easterly right-of-way line of the Consolidated Rail Corporation; thence, N 89degree 22' 55" E, along a northerly line of the herein described parcel, the same being a southerly line of lands now or formerly of John E. and Harriet J. Mulroy, at 633.00 feet, passing through a concrete monument
(found), a total distance of 755.82 feet to an iron pin (found) a westerly right-of-way line of the Pittsburgh and Lake Erie Railroad (switch-back); thence, along said westerly right-of-way line the following six bearings and distances: first, S 45degree 04' 36" E, a distance of 278.10 feet to an iron pin (found) at a point of curve; thence, along said curve to the right, having a radius of 553.47 feet and an arc or 354.68 feet and having a chord of S 26degree 42' 48" E, a distance of 348.63 feet to an iron pin (found) at a point of tangency; thence, S 08degree 21' 36" E, a distance of 235.43 feet to the Borough Line separating the Borough of Big Beaver and the Borough of Koppel, to an iron pin (set); thence, S 08degree 21' 36" E, a distance of 165.00 feet to an iron pin (found) at a point of curve; thence, by a curve to the right having a radius of 1,890.08 feet and an arc of 223.84 and having a chord of S 04degree 58' 06" E, a distance of 223.74 feet to an iron pin (found) at a point of tangency, thence, S 01degree 34' 36" E, a distance of 230.58 feet to an iron pin (found) at the terminal line of said right-of-way line of the Pittsburgh and Lake Erie Railroad (switch-back); thence, along said terminal line, N 88degree 54' 52" E, a distance of 40.00 feet, to an iron pin (found); thence, along an easterly right-of-way line of said Pittsburgh and Lake Erie
Railroad (switchback), the following four bearings and distances: first, N 01degree 34' 36" W, a distance of
230.92 feet to an iron pin (found) at a point of curve; thence, by said curve to the left having a radius of 1,930.08 feet and an arc of 228.47 feet and having a chord of N 04degree 58' 06" W, a distance of 228.36 feet to an iron pin (found) at a point of tangency; thence, N 08degree 21' 36" W, a distance of 161.19 feet to an iron pin
(set) at the aforesaid Borough Line separating the Borough of Big Beaver and the Borough of Koppel;
thence, N 08degree 21' 36" W, a distance of 239.24 feet to an iron pin (found) at an angle point in the said
Pittsburgh and Lake Erie Railroads right-of-way;
thence, N 81degree 39' 56" E, along said right-of-way, a distance of 220.50 feet to an iron pin (found) on a westerly right-of-way line of said Pittsburgh and Lake
Erie Railroad; thence, S 40degree 38' 13" E, along said westerly right-of-way line, a distance of 328.84 feet to a point on the aforesaid Borough line; thence, continuing along said westerly right-of-way line, a distance of 818.21 feet to an iron pin (found); thence, S 31degree 09' 29" E, continuing along said westerly right-of-way line, a distance of 165.26 feet to an iron pin (found) on a northerly line of a 40 foot right-of-way line of S.R. 351 (L.R. 04017); thence, along said northerly right-of-way line by the following four bearings and distances: first, S 38degree 09' 42" W, a distance of 344.96 feet to a hub (found); thence, by a curve to the right having a radius of 696.34 feet and an arc of 716.86 feet and having a chord of S 67degree 39' 13" W, a distance of 685.62 feet to an iron pin (found) at a point of tangency; thence, N 82degree 51' 17" W, a distance of 28.34 feet to an iron pin (found); thence, by a curve to the left having a radius of 420.00 feet and an arc of 167.08 feet and having a chord of S 85degree 44' 55" W, a distance of 165.98 feet to an iron pin
(set) at a point of intersection of the said northerly right-of-way line and a line dividing the herein described property and Parcel No. 1 of the aforesaid
North Plant Industrial Plan of Lots No. 2; thence, along said dividing line by the following five bearings and distances: first, N 02degree 08' 35" E, a distance of
411.82 feet to an iron pin (set); thence, N 16degree 13' 57" W, a distance of 94.69 feet to an iron pin (set);
thence, N 13degree 26' 33" W, a distance of 167.38 feet to an iron pin (set); thence, N 48degree 22' 32" W, a distance of 788.34 feet to an iron pin (set); thence, S 67degree 19' 41" W, a distance of 29.66 feet, to an iron pin (set) in an easterly right-of-way line of the Consolidated
Rail Corporation; thence, along said easterly right-of-way by the following four bearings and distances:
first, by a curve to the left having a radius of 1,595.88 feet and an arc of 78.46 feet and having a chord of N 24degree 04' 56" W, a distance of 78.46 feet to an angle point in the aforesaid Borough Line separating the Borough of Big Beaver and the Borough of Koppel;
thence, continuing along said right-of-way line by said curve to the left having a radius of 1,595.88 feet and an arc of 121.51 feet and having a chord of N 27degree 40' 13" W, a distance of 121.48 feet to a concrete monument (found); thence, N 29degree 51' 06" W, a distance of 409.60 feet to an iron pin (found); thence, by a curve to the left having a radius of 2,897.93 feet and arc of 362.89 feet and having a chord of N 33degree 26' 21" W, a distance of 362.64 feet to the point of beginning, containing
43.085 acres, more or less.

     TOGETHER with easements: created in favor of Koppel Steel Corporation by Easement Agreement among the Babcock & Wilcox Company, PMAC, Ltd. and Koppel
Steel Corporation dated May 7, 1991 and recorded in
Miscellaneous Book Volume 1441, page 569.

                           SCHEDULE A

                         AMBRIDGE PLANT

PARCEL NO. 1:

     ALL THAT CERTAIN piece or parcel of land situated in both the Borough of Ambridge and the Township of Harmony, County of Beaver, Commonwealth of Pennsylvania shown on and described according to that certain Land
Title Survey entitled "Property of The Babcock & Wilcox
Company" prepared by Michael Baker, Jr., Inc. (Charles
F. Coe, Pennsylvania Surveyor No. 19314-E), dated
July 15, 1988, last revised September 25, 1990, which survey is incorporated herein by this reference and made a part of the description herein, and being more particularly described as follows:

     COMMENCING at a hub (found), said point being at the intersection of the northerly right-of-way line of 21st Street (Plan) and the easterly right-of-way line of Oak Alley and being the southwesterly corner of Lot
#27 as shown of the Charles A. Dickson Plan #10 of lots recorded in Plan Book Volume 2, Page 147; thence, along a projection of said northerly right-of-way line of 21st Street, S 89degree 34' 38" W, a distance of 32.00 feet to a point on the westerly right-of-way of the Penn
Central Transportation Company, (Economy Belt of
Conrail); thence, following the said westerly right-of-way, S 00degree 25' 22" E, a distance of 580.78 feet to an iron pin (set) and being the TRUE POINT OF BEGINNING, said point being the most southeasterly corner of the herein described parcel and also being the northeasterly corner of lands now or formerly of Wyckoff Drawn Steel Company; thence, departing from the said westerly right-of-way of the Penn Central Transportation Company, (Economy Belt of Conrail), and along the line dividing lands now or formerly of said Wyckoff Drawn Steel Company and the herein described parcel by the following twelve bearings and distances: first, S 68degree 53' 38" W, a distance of 445.62 feet to an iron pin (set); thence, S 68degree 51' 53" W, a distance of
186.54 feet to an iron pin (set); thence, N 87degree 37' 05" W, a distance of 59.91 feet to an iron pin (set);
thence, S 81degree 44' 05" W, a distance of 25.18 feet to an iron pin (set); thence, S 81degree 22' 25" W, a distance of
84.27 feet to an iron pin (set); thence, S 62degree 14' 33" W, a distance of 20.85 feet to an iron pin (set);
thence, S 72degree 04' 40" W, a distance of 69.22 feet to an iron pin (set); thence, S 67degree 45' 20" W, a distance of
43.97 feet to a point; thence, S 67degree 45' 20" W, a distance of 24.66 feet to an iron pin (set); thence, S 40degree 30' 20" W, a distance of 318.40 feet to an iron pin
(set); thence, S 23degree 26' 14" W; a distance of 84.47 feet to an iron pin (set); thence, N 70degree 36' 45" W, a distance of 50.00 feet to an iron pin (set) on the easterly line of the lands now or formerly of Consolidated Rail Corporation; thence, continuing along said easterly line, by the following six bearings and distances: first, N 05degree 01' 00" W, a distance of
209.53 feet to an iron pin (set); thence, N 08degree 53' 25" E, a distance of 133.43 feet to an iron pin (set);
thence, N 01degree 14' 10" W, a distance of 152.03 feet to an iron pin (set); thence, N 02degree 07' 05" W, a distance of 121.49 feet to an iron pin (set); thence, passing through the line dividing the Borough of Ambridge from the Township of Harmony, N 00degree 34' 18" W, a distance of
435.85 feet to an iron pin (set); thence, S 89degree 25' 42" W, a distance of 25.00 feet to an iron pin (set) on the easterly right-of-way line of the State of Pennsylvania, Department of Highways, Route 65, known as Ohio River Boulevard; thence, departing from said railroad right-of-way and along said easterly right-of-way line of Pennsylvania State Route 65 by the following fourteen bearings and distances: first, N 00degree 34' 18" W, a distance of 665.78 feet to an iron pin
(set); thence, S 89degree 25' 42" W, a distance of 24.00 feet to an iron pin (set); thence, N 00degree 34' 18" W, a distance of 130.00 feet to an iron pin (set); thence, N 89degree 25' 42" E, a distance of 14.00 feet to an iron pin
(set); thence, N 00degree 34' 18" W, a distance of 901.32 feet to an iron pin (set); thence, along a curve to the left having a radius of 11,509.20 feet and an arc length of 202.60 feet, and having a chord of N 01degree 04' 33" W, a distance of 202.58 feet to an iron pin (set); thence, N 31degree 09' 00" E, a distance of 18.48 feet to an iron pin (set); thence, along a curve to the left having a radius of 11,519.20 feet and an arc length of
117.84 feet, and having a chord of N 01degree 57' 02" W, a distance of 117.84 feet to an iron pin (set); thence N 02degree 14' 37" W, a distance of 1007.60 feet to an iron pin (set) and being perpendicular to and 136.21 feet from a State Route 65 right-of-way monument (found)
76.21 feet left of P.C. Station 139 + 15.47 feet;
thence, along a curve to the right said point having a radius of 11,399.20 feet and an arc length of 84.16 feet, and having a chord of N 02degree 01' 56" W, a distance of 84.16 feet to a P.K. Nail; thence, S 88degree 10' 44" W, a distance of 20.00 feet to an iron pin (set); thence, along a curve to the right, having a radius of 11,419.20 feet and an arc length of 49.83 feet, and having a chord of N 01degree 41' 46" W, a distance of 49.83 feet to an iron pin (set); thence, N 88degree 25' 44" E, a distance of 20.00 feet to an "X" cut in concrete;
thence along a curve to the right, having a radius of 11,399.20 feet and an arc length of 600.00 feet, and having a chord of N 00degree 03' 47" W, a distance of 599.93 feet to an iron pin (set); thence, departing from said easterly right of way of said State Route 65 and along the dividing lines of lands now or formerly of Value Ambridge Association and the herein described tract by the following fifteen bearings and distances: first, S 24degree 54' 12" E, a distance of 792.94 feet to an iron pin (found); thence, S 64degree 26' 44" E, a distance of 222.30 feet to an iron pin (found); thence, S 32degree 19' 58" E, a distance of 138.39 feet to a concrete monument (found), thence, S 31degree 09' 00" W, a distance of 792.61 feet to an iron pin (set); thence, S 58degree 56' 13" E, a distance of 355.55 feet to an iron pin (set); thence S 23degree 46' 46" W, a distance of 161.74 feet to an iron pin (set); thence, along a line parallel to and 19.00 feet perpendicular from building #70 located in the aforesaid tract, S 00degree 24' 00" E, a distance of 341.25 feet to an iron pin (set); thence, N 89degree 36' 00" E, a distance of 46.00 feet to a point; thence, S 00degree 24' 00" E, a distance of 125.63 feet to a point; thence, S 89degree 36' 00" W, a distance of 46.00 feet to an iron pin
(set); thence, along said line parallel to and 19.00 feet perpendicular from building #70, S 00degree 24' 00" E, a distance of 1957.93 feet to an iron pin (set);
thence, leaving said parallel line, N 74degree 00' 10" E, a distance of 214.59 feet to a P.K. nail (set) in concrete - at a fence post; thence, N 71degree 43' 12" E, a distance of 231.68 feet to a P.K. nail (set) in concrete at a fence post; thence S 00degree 24' 00" E, a distance of 121.00 feet to an iron pin (set); thence, N 68degree 53' 38" E, a distance of 445.63 feet to an iron pin
(set) on the aforesaid westerly right-of-way line of the Penn Central Transportation Company, (Economy Belt
Line of Conrail); thence, departing from said dividing line and along said westerly line, S 00degree 25' 22" E, a distance of 26.38 feet to the point of beginning, said parcel of land containing 39.308 acres, more or less.
The portion situated in Borough of Ambridge contains
6.646 acres, more or less and remaining parcel in the Township of Harmony contains 32.662 acres, more or less.

Parcel No. 2

     ALL THAT CERTAIN piece of parcel of land situated in the Borough of Ambridge, Beaver County,
Pennsylvania, bounded and more particularly described as follows:

     COMMENCING at a hub (found), said point being at the intersection of the northerly right-of-way line of 21st Street (Plan) and the easterly right-of-way line of Oak Alley and being the southwesterly corner of Lot
#27 as shown on the Charles A. Dickson Plan #10 of lots recorded in Plan Book 2, Page 147; thence, along said easterly line of the Oak Alley, S 00degree 25' 22" E, a distance of 540.00 feet to a P.K. nail (set) at a fence post, being the northwesterly corner of Lot #8 of said plan and also being the TRUE POINT OF BEGINNING;
thence, departing from said easterly line of Oak Alley, and along the dividing line of Lot #9 and Lot #8 of said plan, N 89degree 34' 38" E, a distance of 120.00 feet to an "X" cut in the sidewalk on the westerly line of Duss Avenue; thence, departing from said dividing line, and along the westerly line of Duss Avenue, S 00degree 25' 22" E, a distance of 50.00 feet to an "X" cut in the sidewalk; thence, departing from said westerly line of Duss Avenue, and along a dividing line between Lot #6 and Lot #7 of said plan, S 89degree 34' 38" W a distance of
120.00 feet to an "X" cut in the sidewalk on the easterly line of Oak Alley; thence, along the easterly line of Oak Alley, N 00degree 25' 22" W, a distance of 50.00 feet to the point of beginning, said parcel contains
0.138 acre, more or less.

TOGETHER WITH any right, title and interest in and to that certain right-of-way easement for electric lines as described in Agreement between Armco Steel
Corporation and The Babcock & Wilcox Company, dated
January 4, 1972 (the "1972 Agreement") and recorded in
Deed Book Volume 985, page 299, Section 3, Paragraph G, and pursuant to the Agreement between Armco Steel
Corporation and The Babcock & Wilcox Company dated
May 26, 1987 (the "1987 Agreement") and recorded
June 23, 1987 in Deed Book Volume 1301, page 384,
Section 3.05.

AND FURTHER TOGETHER WITH an easement and right-of-way for Duquesne Light Company for poles, lines, etc.
across Value Ambridge Association property to a substation in the Township of Harmony, County of Beaver and Commonwealth of Pennsylvania, said lines being described as follows:

     BEGINNING at a point on the north line of the substation property where the same is intersected by the electric tower centerline; thence, along said centerline N 06degree 54' 58" E, a distance of 184.43 feet to Tower #390; thence, N 21degree 13' 09" E, a distance of
650.60 feet to Tower #389; thence, N 21degree 11' 38" E, a distance of 629.40 feet to Tower #388 where the electric lines on the West and East side of the tower go in different directions; thence, first continuing along said centerline but following the west side electric line toward Tower #385 N 73degree 14' 44" W, a distance of 642.44 feet to an intersection with a line common to the aforementioned Parcel No. 1 and lands now or formerly of Value Ambridge Association and the terminus of the westerly portion of this easement;
second, beginning again at said Tower #388 and following the centerline of the eastside electric line toward Tower #386, N 51degree 19' 07" E, a distance of
287.18 feet to said Tower #386 and being the terminus of the easterly electric line easement and being in an 85-foot right-of-way recorded in the Recorder of Deeds
Office in Beaver County.

AND FURTHER TOGETHER WITH any right, title and interest in and to that certain right-of-way easement for free and unimpeded use of railroad track Nos. 29, 41 and 99 as created by Paragraph 3B of the 1972 Agreement.

AND FURTHER TOGETHER WITH any right, title and interest in and to that certain non-exclusive easement for vehicular access across Armco's south parking lot as created by Paragraph 3.02 of the 1987 Agreement.

AND FURTHER TOGETHER WITH any right, title and interest in and to that certain non-exclusive right-of-way easement for free and unimpeded use of railroad track
Nos. 35 and 39 and a temporary non-exclusive access easement for the purpose of installing a new turnout for railroad track Nos. 99 and 17 as referred to in Paragraph 3.03 of the 1987 Agreement.

AND FURTHER TOGETHER WITH any and all easements, rights-of-way, privileges and benefits granted in favor of The Babcock & Wilcox Company in (a) the 1972
Agreement, (b) the 1987 Agreement, (c) Deed from Armco,
Inc. to The Babcock & Wilcox Company, dated March 31,
1988 and recorded on April 7, 1988, in Deed Book Volume
1335, page 623, and (d) Deed from The Babcock & Wilcox
Company to Armco, Inc., dated April 5, 1988 and recorded April 7, 1988 in Deed Book Volume 1335, page
630.

AND FURTHER TOGETHER WITH the right of ingress, egress and regress between Parcel No. 1 and Parcel No. 2 and to and from Duss Avenue and Ohio River Boulevard.

SCHEDULE A

KOPPEL STEEL PLANT

QUENCH & TEMPER

     ALL THAT CERTAIN Parcel being designated as Parcel
No. 1 of the North Plant Industrial Plan of Lots No. 2 in the Borough of Koppel, County of Beaver, Commonwealth of Pennsylvania, as per Plan recorded in Plan Book Volume 24, Page 52, in the Office of the
Beaver County Recorder, bounded and described as follows:

     BEGINNING at an iron pin at the northwesterly corner of the terminus of Fourth Avenue and being a point on an easterly right-of-way line of the Consolidated Rail Corporation, as shown on the Plan of Koppel, as recorded in Plan Book Volume 1, Page 308;
thence, along said easterly right-of-way line the following four bearings and distances: first, N 02degree 08' 24" E, a distance of 862.53 feet to a concrete monument (found); thence, by a curve to the left having a radius of 1,592.88 and an arc distance of 150.73 feet and a chord of N 00degree 35' 00" W, a distance of 150.56 feet to an iron pin (found); thence, N 88degree 54' 52" E, a distance of 3.00 feet to an iron pin (found); thence, by a curve to the left having a radius of 1,595.88 feet and an arc distance of 540.13 feet and a chord of N 12degree 58' 33" W, a distance of 537.56 feet to an iron pin
(set); thence, leaving said Consolidated Rail
Corporation right-of-way and along the following five bearings and distances dividing the herein described
Parcel No. 1 and the Residue Parcel of the aforesaid
North Plant Industrial Plan of Lots No. 2: first, N 67degree 19' 41" E, a distance of 29.66 feet to an iron pin
(set); thence, S 48degree 22' 32" E. a distance of 788.34 feet to an iron pin (set); thence, S 13degree 26' 33" E, a distance of 167.38 feet to an iron pin (set); thence, S 16degree 13' 57" E, a distance of 94.69 feet to an iron pin
(set); thence, S 02degree 08' 35" W, a distance of 411.82 feet to an iron pin (set) on a northerly right-of-way line of L.R. 04017, (S.R. 351); thence, along said northerly right-of-way line the following three bearings and distances: first, by a curve to the left having radius of 420.00 feet and an arc of 358.45 feet and a chord of S 49degree 54' 10" W, a distance of 347.67 feet to an iron pin (found); thence, S 88degree 43' 44" W, a distance of 48.55 feet to an iron pin (found); thence, S 02degree 08' 24" W, a distance of 143.64 feet to an iron pin (found); thence, along lands now or formerly of Mark T. & Sharon Langhel, the north end of Lemon Drive, lands now or formerly of Lloyd J. and Mary L. Siecker and the north end of said Fourth Avenue, N 87degree 51' 36" W, a distance of 260.00 feet to the point of beginning containing 14.297 acres, more or less.

SCHEDULE B

EXCLUDED PROPERTY

          a)   Any and all Collateral (as defined in
that certain Revolving Credit, Guaranty and Security
Agreement dated as of July 28, 1995 by and between Newport Steel Corporation, Koppel Steel Corporation and
Imperial Adhesives, Inc., as borrowers, NS Group, Inc.,
Erlanger Tubular Corporation, Northern Kentucky Air,
Inc. and Northern Kentucky Management, Inc., as guarantors, The Bank of New York Commercial
Corporation, as Lender, as ACM Agent and as Co-Agent, and PNC Bank Ohio, National Association, as Lender and as Co-Agent, and other lenders parties thereto).

          b) Any and all intellectual property rights and interests, including, without limitation, any and all trade names, trade marks, copyrights, trade secrets and patents.

          c)   Any and all vehicles and rolling stock.

          d)   Any and all leased Equipment if and to
the extent the terms and conditions of the applicable lease documentation prohibit, restrict or require consent in connection with the creation of liens and security interests with respect to such Equipment.

          e)   Any and all general intangibles.

          f)   Stripper Crane subject to Contract for
Lease and Rent dated September 6, 1977 between City of
Wilder, Kentucky and Interlake, Inc., recorded at Misc.
Book 82, page 401, and Sublease dated April 15, 1981 between Interlake, Inc. and Newport Steel Corporation, recorded at Misc. Book 95, page 101, provided, however, that such Stripper Crane shall case to be Excluded
Property at such time (if ever) as all consents required in connection with the granting of liens and security interests with respect to such Stripper Crane under such Lease and Sublease have been obtained.

          g)   Any and all Equipment described in a
certain Security Agreement, dated as of February 13, 1992, together with all exhibits, supplements, addenda and amendments thereto in existence or effect on the date hereof or hereafter.